Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation March 2021

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (COVID - 19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed o n such statements. Additional information concerning Midland and its businesses, including additional factors that could materi all y affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted P re - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Val ue Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all compa nie s use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measu res as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot ▪ $6.86 billion asset community bank established in 1881 and headquartered in Effingham, Illinois » 2nd largest Illinois - based community bank 1 ▪ $3.48 billion Wealth Management business ▪ Diversified lender with national equipment financing and consumer loan origination platforms complementing in - market commercial relationship banking ▪ 52 branches in Illinois and Missouri ▪ 14 successful acquisitions since 2008 Notes: 1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Global Market Intelligence 2) All financial data as of December 31, 2020

4 Financial Services & Banking Center Footprint

5 Notes: 1. As of December 31, 2020 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Well diversified loan portfolio across asset classes, industries and property types Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable core deposit franchise with 29% non - interest bearing accounts 1 Illinois and contiguous states provide ample opportunities for future acquisitions Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform for scalability Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience

6 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland’s operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

7 Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20 + years experience advising banks and bank holding co. ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 Experienced Senior Management Team

Successful Acquisition History

- **Midland States has completed 14 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition**
- **Demonstrated history of earnings expansion**
- **Deliberate diversification of geographies and revenue channels**
- **Successful post-closing integration of systems and businesses**

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	**AMCORE Bank, N.A.**	**Love Savings / Heartland Bank**	**Sterling Bancorp**	**Centrue Financial**	**Alpine Bancorp.**	**HomeStar Financial**
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	-	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

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Midland States Bancorp, Inc.

9 Successful Execution of Strategic Plan… Total Assets (at period - end in Billions) CAGR: 18% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp. ($1,243) 2019: HomeStar Financial Group ($366) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Selected Acquisitions

10 $11.10 $12.52 $13.68 $14.34 $15.91 $13.82 $15.20 $17.16 $17.31 $17.00 $18.64 $19.31 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 …Leads to Creation of Shareholder Value Note: (1) Tangible book value per share is a non - GAAP financial measure; tangible book value per share is defined as tangible common equit y divided by shares of common stock outstanding (in the case of the ‘‘as converted’’ measure, assuming the conversion of all preferred shares that were out sta nding prior to December 31, 2014); please refer to the reconciliation in the Appendix Tangible Book Value Per Share (1) (at period - end) Dividends Declared Per Share 21 Consecutive Years of Dividend Increases (annualized) $0.39 $0.43 $0.48 $0.53 $0.59 $0.65 $0.72 $0.80 $0.88 $0.97 $1.07 $1.12 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (annualized)

11 Strategic Initiatives Strengthening Franchise Action Strategic Rationale Financial Impact Three whole bank acquisitions • Low - cost deposits 2016 2020 Total Assets $3.2B $6.8B Four Wealth Management acquisitions (1) • Recurring revenue AUA $1.7B $3.9B Expanded equipment finance group • Diversify revenue with attractive risk - adjusted yields Equipment Finance $191M $861M Significant Corporate Actions Since Coming Public in 2016… Notes: (1) Includes the pending acquisition of ATG Trust Company, which is expected to close during the second quarter of 2021 Action Strategic Rationale Financial Impact Branch network and facility reductions • Increasing adoption of digital 2016 2020 Efficiency Ratio 68.66% 59.42% Sale of Commercial FHA Loan Origination platform • Remove inconsistent revenue and profit contributor • Retain low - cost servicing deposits Accelerate technology investments • Digital adoption is increasing Scale Efficiency

12 Strategic Initiatives Strengthening Franchise …Have Produced Improved Growth and Profitability Total Loans $2,320 $3,227 $4,138 $4,401 $5,103 2016 2017 2018 2019 2020 (in millions, as of year - end) Wealth Management Revenue $8.09 $13.34 $20.51 $21.83 $22.80 2016 2017 2018 2019 2020 (in millions) Adjusted Pre - Tax Pre - Provision Earnings (1) Efficiency Ratio (1) $50.1 $61.9 $83.7 $101.3 $108.9 2016 2017 2018 2019 2020 68.66% 66.66% 66.08% 61.53% 59.42% 2016 2017 2018 2019 2020 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

2020 Optimization and Efficiency Initiatives

	Initiative Details	FY 2021 Expected Financial Impact
Sale of Commercial FHA Loan Origination Platform	• Sale of origination platform to Dwight Capital • No significant gain on sale (reduced goodwill by $10.9 million) • $3.0 million tax charge on sale • Retain servicing and low-cost deposits • Ongoing warehouse and servicing deposit relationship with Dwight Capital	• Ongoing commercial FHA revenue of $1.2 million for servicing • $8-$9 million expense reduction
Branch Network and Facilities Optimization	• Consolidation of 13 branches (20% of network and ~30 FTEs) • Most affected branches located within 3 miles of another Midland branch • 4 of the branches had been closed since March due to pandemic • Expected to retain 70% to 80% of deposits from consolidated branches • Exited three corporate locations including St. Louis and Denver	• Restructuring charge in 3Q20 of $13.6 million • Other branch renovation and upgrading projects beginning in 4Q20 and continuing in 2021 at a cost of $4 million • $6 million expense reduction in 2021

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Midland States Bancorp, Inc.

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	Near real time payments (Q1 2021) — Zelle			
	Consumer online loan Origination (Q1 2021) — blend		Loan pricing optimization engine (2021) — precisionlender	
	Consumer online account opening (2020) — ncino	Digital Paycheck Protection Program Portal (2020) — salesforce		

Customer Facing

- Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020 and on-going) — salesforce marketing cloud
- CRM deployed to 600+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020) — salesforce
- Digital mortgage application (2020) — blend
- Self service loan portal and treasury on-boarding (2021) — salesforce

Foundational

- **Fintech Partnerships Established** — Canapi Fund, Alloy, Blend, Plaid, GreenSky (GreenSky, CANAPI, alloy, PLAID)
- **CX Platform Customer Feedback (2020, 2021)** — NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) — nintex
- **Silo-elimination and 360 view of customer (2020)** — All sales teams on single sales platform using same 360 view of customer — SAS Viya, Power BI
- **Centralized Data Analytics - PowerBI, SAS Viya (2018, 2019, 2020)** — Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels
- **Digital Talent (39 FTE)** Chief Digital Officer, Director – Digital Customer Experience, Director – Enterprise Data Services, Director – Digital Solution Delivery, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise

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15 Recent Financial Trends

Overview of 4Q20

4Q20 Earnings	• Net income of $8.3 million, or $0.36 diluted EPS, includes $4.9 million in charges related to prepayment of FHLB advances • Adjusted earnings[1] of $12.5 million, or $0.54 diluted EPS, excluding charges primarily related to prepayments of FHLB advances • Adjusted Pre-Tax, Pre-Provision (PTPP) Income[1] of $28.9 million; PTPP ROAA[1] of 1.69%, excluding impairment of commercial MSRs of $2.3 million
Restructuring of FHLB Advances	• Prepaid $114.2 million of FHLB advances with weighted average rate of 2.10% • One-time prepayment charge of $4.9 million with expected payback of ~3 years • Expected to reduce interest expense by $2.3 million in 2021 and positively impact NIM by 2-3 bps • Added $200 million in short-term FHLB advances to fund expansion of commercial FHA warehouse credit lines
Strong Balance Sheet Growth	• Annualized loan growth of 13.2%, driven by growth in equipment finance, commercial, commercial real estate, and warehouse lines to commercial FHA lenders • Annualized deposit growth of 5.6%, driven by continued increases in core deposits
Stable Net Interest Margin	• NIM, excluding PPP income, was unchanged from 3Q20 • Excess liquidity redeployed into higher earning assets and continued decline in cost of deposits supported the margin in 4Q20
Improved Asset Quality	• NPLs declined 19.8% from 3Q20 due to resolution of longer-term problem loans and minimal new inflow • More borrowers with deferred loans resuming full or partial scheduled payments • Allowance for credit losses strengthened to 1.18% of total loans and 112% of NPLs

Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

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Midland States Bancorp, Inc.

17 4Q 2020 3Q 2020 4Q 2019 Commercial loans and leases $ 2,096 $ 1,938 $ 1,388 Commercial real estate 1,526 1,497 1,527 Construction and land development 173 178 209 Residential real estate 443 471 568 Consumer 866 857 710 Total Loans $5,103 $4,941 $4,401 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $161.9 million, or 3.3% from prior quarter, to $5.10 billion • Increase primarily attributable to growth in commercial and commercial real estate portfolios, partially offset by decrease in residential real estate loans • Commercial loans increased due to an expansion of two existing relationships totaling approximately $59.0 million • PPP loans were $184.4 million at Dec. 31, 2020, a decrease of $93.2 million from Sep. 30, 2020 • Equipment finance balances increased $46.0 million, or 5.6%, from Sep. 30, 2020 • $136.5 million increase in warehouse credit line utilization by commercial FHA loan originators Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,401 $4,376 $4,839 $4,941 $5,103 5.22% 5.01% 4.64% 4.57% 4.58% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Total Loans Average Loan Yield

18 4Q 2020 3Q 2020 4Q 2019 Noninterest - bearing demand $ 1,470 $ 1,355 $ 1,019 Interest - bearing: Checking 1,569 1,581 1,343 Money market 786 827 788 Savings 598 581 522 Time 656 662 822 Brokered time 23 23 50 Total Deposits $5,101 $5,029 $4,544 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $72.3 million, or 1.4% from prior quarter, to $5.10 billion • Growth in deposits attributable to increase in retail and commercial FHA servicing deposits, offset by declines in commercial customer and money market accounts • Noninterest - bearing demand deposits increased to 28.8% of total deposits from 26.9% at end of prior quarter • $100.6 million of CDs maturing in 1Q21 with a weighted average rate of 1.19% Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,544 $4,651 $4,943 $5,029 $5,101 0.80% 0.74% 0.45% 0.34% 0.26% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Total Deposits Cost of Deposits

19 $3.6 $2.2 $1.8 $2.1 $1.6 $48.7 $46.7 $49.0 $50.0 $53.5 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 NII Accretion Income 0.23% 0.16% 0.12% 0.14% 0.10% 3.56% 3.48% 3.32% 3.33% 3.47% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 NIM Accretion Income • Net interest income increased 7.1% from the prior quarter due to higher average loan balances and increased net interest margin • Net interest margin, excluding PPP income, was unchanged from prior quarter as lower earning asset yields were offset by favorable shift in mix of earning assets and decline in cost of deposits • 8 basis point decline in cost of deposits • Full quarter impact of lower FHLB advances expense expected to positively impact NIM in 1Q21 Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions)

20 $5.38 $5.68 $5.70 $5.56 $5.87 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $3,410 $2,968 $3,254 $3,261 $3,481 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 • During 4Q20, assets under administration increased $219.9 million, primarily due to market performance • Wealth Management revenue increased 5.6% from prior quarter, primarily due to higher assets under administration Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions )

21 Noninterest Income • Noninterest income reduced 24.2% from prior quarter, partially due to a $2.3 million impairment of commercial mortgage servicing rights (“MSRs”) and gains on sales of securities recorded in the prior quarter • Excluding the impact of the impairment of commercial MSRs and gains on sales of securities, noninterest income decreased due to lower levels of residential mortgage banking revenue, commercial FHA revenue, and other income Noninterest Income (in millions) $19.0 $17.1 $19.4 $18.9 $14.3 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 All Other Community Banking Revenue Residential Mortgage Commercial FHA Wealth Management Notes: (1) Represents service charges, interchange revenue, net gain (loss) on sale of investment securities, and other income (2) Excludes $8.5 million impairment of commercial mortgage servicing rights (1) (2)

22 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 58.6% in 4Q20 vs. 57.7% in 3Q20 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense increased primarily due to: » Accrual for one - time rollover of vacation time due to COVID - 19 » Higher incentive compensation » Increase in charitable contributions • Noninterest expense expected to range from $39 million to $40 million per quarter to start 2021 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $5.2 $1.7 $0.4 $14.0 $5.7 $46.3 $41.7 $41.4 $53.9 $47.0 59.5% 62.2% 59.4% 57.7% 58.6% 56.0% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 4 Q20 3Q20 Integration and acquisition related expenses ($0.2) ($13.9) Loss on MSRs held for sale ($0.6) ($0.2) FHLB advances prepayment fees ($4.9) -

23 COVID - 19 Response and Impact

24 Paycheck Protection Program Overview Paycheck Protection Program (as of 2/28/21) Loans Outstanding $191.1 million Round 1 $146.4 million Round 2 $44.7 million Total Fees Earned $11.9 million Fees Recognized in 4Q20 $3.1 million Remaining Fees to be Recognized $4.8 million Impact on 4Q20 Financials At or for the Three Months Ended 12/31/20 Metrics Excluding PPP Impact Total Loans $5.10 billion $4.92 billion Average Loans $5.00 billion $4.76 billion Net Interest Income FTE (1) $53.9 million $50.2 million Net Interest Margin (1) 3.47% 3.36% ACL/Total Loans 1.18% 1.22% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 - month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 12/31/20 As of 2/28/21 Loans Submitted to SBA $155.6 million $183.0 million Loans Forgiven by SBA $93.2 million $131.6 million Percentage of Total Round 1 PPP Loans Forgiven 33.6% 47.4%

25 Commercial Loans and Leases by Industry 25 RE / Rental & Leasing 20.3% All Others 11.7% Finance and Insurance 11.2% Manufacturing 7.2% Construction - General 7.2% Assisted Living 7.0% Accommodation & Food Svcs 6.4% Retail Trade 6.1% Ag., Forestry, & Fishing 5.1% General Freight Trucking 4.6% Health Care 3.9% Trans. / Ground Passenger 3.7% Other Services 3.3% Wholesale Trade 2.3% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases as of 12/31/20

26 Commercial Real Estate Portfolio by Collateral Type 26 Retail 15.3% Assisted Living 13.1% Multi - Family 10.5% All Others 9.3% Industrial / Warehouse 9.2% Hotel/Motel 9.1% Office 7.0% Residential 1 - 4 Family 6.0% Farmland 4.3% C - Store / Gas Station 3.7% Medical Building 3.1% Mixed Use / Other 2.8% Car Dealerships 2.3% Developed Land 2.3% Raw Land 1.5% Church 0.5% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio as of 12/31/20 CRE Concentration (as of 12/31/20) CRE as a % of Total Loans 29.9% CRE as a % of Total Risk - Based Capital (1) 198.3% Notes: (1) Represents non - owner occupied CRE loans only

27 Loan Deferral Overview Total Loan Deferrals As of Sept. 30, 2020 As of Dec. 31, 2020 As of Feb. 28, 2021 Total Loans Deferred $279.3 million $209.1 million $225.3 million % of Total Loans 5.7% 4.1% 4.5% Deferrals by Industry (as of February 28, 2021) Hotels/Motels $104.7 47% Transit & Ground Passenger $40.9 18% Assisted Living $18.9 8% RE Rental & Leasing $9.0 4% All Others <4% $51.8 23% ($ in millions) Deferral Type (as of February 28, 2021) Full Payment Deferral $129.8 million Deferred Loans Making I/O or Other Payments $95.5 million

28 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 12/31/20) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $861.5 million (16.9% of total loans) Number of Loans and Leases 6,669 Average Loan/Lease Size $129,180 Largest Loan/Lease $1.5 million Weighted Average Rate 4.89% Avg. FICO Score 604 Transit and Ground Passenger $40.7 80.4% All Others <4% of Total $9.9 19.6% Total Deferred Loans and Leases As of 6/30/20 As of 12/31/20 As of 2/28/21 Total Deferrals $233.0 million $50.1 million $50.6 million Percentage of Portfolio 31.5% 5.8% 6.0% Deferred Loans Making I/O or Other Payments - $28.2 million $30.4 million Equipment Finance Deferrals by Industry (as of February 28, 2021)

29 Hotel/Motel Portfolio Overview Deferrals by Chain Scale ($ in millions) Upper Midscale Chain $84.7 81% Upscale Chain $10.2 10% Midscale Chain $8.7 8% Other $1.1 1% Portfolio Characteristics (CRE & C&I) (as of 12/31/20) Total Outstanding $180.2 million (3.5% of total loans) Number of Loans 53 Average Loan Size $2.4 million Largest Loan $11.3 million Average LTV 52% Total Deferred Loans as of 12/31/20 $82.6 million (45.8% of portfolio) Total Deferred Loans as of 2/28/21 $104.7 million (58.1% of portfolio) Average LTV of Deferred Loans as of 2/28/21 57% Deferred Loans Making I/O or Other Payments $23.4 million (22.3% of deferrals) Portfolio by State IL $90.6 51% MO $43.4 24% MI $12.9 7% CO $11.3 6% WI $11.0 6% Other $11.0 6%

30 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 12/31/20) Total Outstanding $767.2 million (15.0% of total loans) Number of Loans 335,449 Average Loan Size $2,287 Average FICO Score 770 Total Deferred Loans (as of September 30, 2020) $8.1 million (1.1% of portfolio) Total Deferred Loans (as of December 31, 2020) $3.1 million (0.4% of portfolio) ▪ Average FICO score of 770 ▪ No losses to MSBI in 9 year history of the portfolio ▪ Portfolio can be sold to provide liquidity; Loan sales were executed at par in Oct and Dec 2020 Prime Credit 0.61% 0.34% 0.42% 0.36% Mar 2020 Jun 2020 Sep 2020 Dec 2020 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 23 of past 24 months including every month in 2020 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $29.8 million at 12/31/20 or 3.9% of the portfolio Credit Enhancement

31 Asset Quality NCO / Average Loans • Nonperforming loans/total loans decreased to 1.06% from 1.36% at the end of the prior quarter, due to the resolution of long - term problem loans, the transfer of loans to Other Real Estate Owned, and minimal new inflow • Net charge - offs of $2.3 million, or 0.19% of average loans • Provision for credit losses of $10.0 million in 4Q20 primarily driven by growth in total loans and additional reserves allocated to equipment finance and commercial real estate portfolios • At 12/31/20, approximately 96% of ACL was allocated to general reserves Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 0.96% 1.33% 1.25% 1.36% 1.06% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 0.20% 1.18% 0.26% 0.44% 0.19% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020

32 Changes in Allowance for Credit Losses ACL 9/30/20 ACL 12/31/20 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk downgrades and deferrals ▪ Changes in allocations to COVID - 19 impacted segments ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

33 ACL by Portfolio Portfolio Total Loans at 12/31/20 ACL % of Total Loans Total Loans at 9/30/20 ACL % of Total Loans Commercial $ 937,382 $ 8,537 0.90% $ 729,745 $ 7,846 1.08% Warehouse Lines 273,298 - 0.00% 136,761 - 0.00% Commercial Other 748,193 11,314 1.51% 813,412 10,014 1.23% Equipment Finance 451,437 10,727 2.38% 420,003 9,285 2.21% Paycheck Protection Program 184,401 277 0.15% 277,553 416 0.15% Lease Financing 410,064 7,427 1.81% 395,534 4,814 1.22% CRE non - owner occupied 871,451 16,604 1.91% 824,311 12,533 1.52% CRE owner occupied 423,257 4,936 1.17% 442,692 4,927 1.11% Multi - family 151,534 3,413 2.25% 149,290 3,475 2.33% Farmland 79,731 512 0.64% 80,465 454 0.56% Construction and Land Development 172,737 1,433 0.83% 177,894 1,802 1.01% Residential RE First Lien 358,329 3,212 0.90% 380,402 3,702 0.97% Other Residential 84,551 717 0.85% 90,427 877 0.97% Consumer 80,642 374 0.46% 82,912 388 0.47% Consumer Other (1) 785,460 1,964 0.25% 774,382 1,939 0.25% Total Loans 5,103,331 60,443 1.18% 4,941,466 52,771 1.07% Loans (excluding GreenSky, PPP and warehouse lines) 3,811,624 58,060 1.52% 3,698,097 50,299 1.36% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

34 Capital and Liquidity Overview Capital Ratios (as of 12/31/20) Liquidity Sources (as of 12/31/20) 6.46% 7.99% 7.50% 9.20% 13.24% 10.78% 8.78% 10.78% 11.77% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 341.6 Unpledged Securities 261.7 FHLB Committed Liquidity 334.0 FRB Discount Window Availability 54.4 Primary Liquidity 991.7 FRB – PPP Liquidity Facility (1) 184.4 Secondary Liquidity 184.4 Total Estimated Liquidity $ 1,176.1 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 (1) Enrolled in PPP facility – loans available to submit Other Liquidity Holding Company Cash Position of $58.9 Million

35 Outlook

36 2021 Outlook and Priorities • Maintain strong capital and liquidity positions to continue supporting clients and communities through the duration of the COVID - 19 pandemic • Targeting low - to mid - single - digit loan growth (excluding PPP loans) resulting from continued growth in equipment finance, commercial FHA warehouse and commercial real estate portfolios • Expand commercial banking team with expertise in SBA, agribusiness lending, and specialty finance • Maintain lower cost structure following actions taken in 2020 to increase operating leverage as balance sheet grows • Focus technology investments on opportunities to capture wallet share from existing clients and enhance revenue generation • M&A focused primarily on expanding Wealth Management business • Employ balanced approach to capital deployment that increases return of capital to shareholders while also building capital ratios 36

37 Long - Term Formula for Enhancing Shareholder Value Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income

38 APPENDIX

39 ESG: A Framework for Sustainability Environmental Facilities • Our Corporate HQ, built in 2011, is LEED (Silver) Certified. • 10 of our other locations use solar panels. • We have made more than $50+ million of credit available for residential solar projects since 2011. • We have also completed more than $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi - family/health care facilities through our Love Funding subsidiary since 2017. Paper Reduction • More than 40% of our customers use paperless statements and • Midland has had a digitization/paper elimination program in place since 2010. Social Community Outreach • Midland States Bank has been serving families and businesses in our communities for more than 140 years, offering products and services based on the needs of our customers. • We work with more than 150 low - to - moderate income (“LMI”) and minority focused community development groups in our banking markets to help insure our community development programs address the needs of each of our markets. • The Midland Institute CEO Program, a unique program designed to teach and create entrepreneurial opportunities to teens, was first created by our Bank in 2008 for the local • Effingham, Illinois high schools and has now grown to be offered by 56 high schools in six states. Culture and People • Since 2008 Midland has provided all employees personal and professional development through an acclaimed third - party training company. • Midland’s Advanced Study for Talent Enrichment and Resource Training (“MASTERS”) program serves to develop future leaders of the Company. To date 59% of participants have been women or minority employees. Philanthropy • $30 million of investment towards community development goals targeted for the 2019 - 2021 period. Financial Education • Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $20 million of loans to consumers underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. • Love Funding has provided $877 million of financing for 148 affordable multi - family and health care projects during 2015 - 2019 through Love Funding. Governance Reputation • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board composition includes 36% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. Oversight of Strategy and Risk • The Company’s Chair and CEO roles been separate since the Company’s inception (1988). • Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management. • Our ERM program evaluates risk in each of our businesses and operational departments, including asset and liability management, and our Chief Risk Officer reports directly to the Audit and Risk and Compliance Committees of the Company’s Board of Directors. Data Security • Robust data security programs and a Privacy Policy under which we do not sell or share customer information with non - affiliated entities. Management of Legal and Regulatory Environment • All continuing directors except our CEO are “independent” pursuant to applicable SEC/NASDAQ rules. • Our Executive Compensation, including all performance related compensation, is also evaluated under our ERM to insure compliance with the FDIC’s Interagency Guidelines Establishing Standards for Safety and Soundness and the Sound Incentive Compensation Policies issued jointly by the federal financial institutions regulatory agencies. • All cash and equity incentive programs for executive officers include operating metrics and/or four - year vesting periods .

Appendix: Reconciliation of TBV Per Share

(dollars in thousands, except per share data)	As of December 31, 2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Shareholders' Equity to Tangible Common Equity—as converted:											
Total shareholders' equity—GAAP	$ 109,208	$ 126,953	$ 130,918	$ 149,440	$ 219,456	$ 232,880	$ 321,770	$ 449,545	$ 608,525	$ 661,911	$ 621,391
Adjustments:											
Preferred stock	(47,370)	(57,370)	(57,370)	(57,370)	-	-	-	(2,970)	(2,781)	-	-
Goodwill	(7,582)	(7,582)	(7,732)	(7,732)	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(161,904)
Other intangibles	(13,234)	(10,740)	(8,485)	(8,189)	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(28,382)
Tangible Common Equity	$ 41,022	$ 51,261	$ 57,331	$ 76,149	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 431,105
Adjustments:											
Preferred stock	47,370	57,370	57,370	57,370	-	-	-	-	-	-	-
Warrants	11,300	-	-	-	-	-	-	-	-	-	-
Tangible Common Equity—as converted [(1)]	$ 99,692	$ 108,631	$ 114,701	$ 133,519	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 431,105
Total Assets to Tangible Assets:											
Total assets—GAAP	$ 1,642,376	$ 1,520,762	$ 1,572,064	$ 1,739,548	$ 2,676,614	$ 2,884,824	$ 3,233,723	$ 4,412,701	$ 5,637,673	$ 6,087,017	$ 6,868,540
Adjustments:											
Goodwill	(7,582)	(7,582)	(7,732)	(7,732)	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(161,904)
Other intangibles	(13,234)	(10,740)	(8,485)	(8,189)	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(28,382)
Tangible Assets	$ 1,621,560	$ 1,502,440	$ 1,555,847	$ 1,723,627	$ 2,619,204	$ 2,831,301	$ 3,177,700	$ 4,297,145	$ 5,435,624	$ 5,880,373	$ 6,678,254
Common Shares Outstanding—as converted:											
Common shares outstanding	4,164,030	4,198,947	4,257,319	4,620,026	11,725,158	11,797,404	15,483,499	19,122,049	23,751,798	24,420,345	22,325,471
Adjustments:											
Upon conversion of preferred stock	3,795,549	3,739,028	3,739,028	3,772,664	-	-	-	-	-	-	-
Common Shares Outstanding—as converted [(1)]	7,959,579	7,937,975	7,996,347	8,392,690	11,725,158	11,797,404	15,483,499	19,122,049	23,751,798	24,420,345	22,325,471
Tangible Common Equity to Tangible Assets	2.53 %	3.41 %	3.68 %	4.42 %	6.19 %	6.33 %	8.36 %	7.70 %	7.43 %	7.74 %	6.46 %
Tangible Book Value Per Share—as converted [(1)]	$ 12.52	$ 13.68	$ 14.34	$ 15.91	$ 13.82	$ 15.20	$ 17.16	$ 17.31	$ 17.00	$ 18.64	$ 19.31

Notes:
(1) As converted represents amount per common share with all preferred shares that were outstanding prior to December 31, 2016 converted into common shares.

Midland States Bancorp, Inc.

40

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Income before income taxes - GAAP	$ 10,746	$ 3,270	$ 15,993	$ 2,005	$ 16,071
Adjustments to noninterest income:					
Gain on sales of investment securities, net	-	1,721	-	-	635
Other	3	(17)	11	(13)	(6)
Total adjustments to noninterest income	3	1,704	11	(13)	629
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	617	188	391	496	95
Loss on repurchase of subordinated debt	-	-	-	193	1,778
Impairment related to facilities optimization	(10)	12,651	60	146	-
FHLB advances prepayment fees	4,872	-	-	-	-
Integration and acquisition expenses	231	1,200	(6)	886	3,333
Total adjustments to noninterest expense	5,710	14,039	445	1,721	5,206
Adjusted earnings pre tax	16,453	15,605	16,427	3,739	20,648
Adjusted earnings tax	3,982	3,582	3,543	933	4,538
Adjusted earnings - non-GAAP	$ 12,471	$ 12,023	$ 12,884	$ 2,806	$ 16,110
Adjusted diluted earnings per common share	$ 0.54	$ 0.52	$ 0.55	$ 0.11	$ 0.64
Adjusted return on average assets	0.73 %	0.72 %	0.78 %	0.19 %	1.04 %
Adjusted return on average shareholders' equity	7.97 %	7.56 %	8.20 %	1.73 %	9.71 %
Adjusted return on average tangible common equity	11.50 %	11.04 %	12.14 %	2.53 %	14.15 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Adjusted earnings pre tax - non- GAAP	$ 16,453	$ 15,605	$ 16,427	$ 3,739	$ 20,648
Provision for credit losses	10,058	11,728	10,997	11,578	5,305
Impairment on commercial mortgage servicing rights	2,344	1,418	107	8,468	1,613
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 28,855	$ 28,751	$ 27,531	$ 23,785	$ 27,566
Adjusted pre-tax, pre-provision return on average assets	1.69 %	1.72 %	1.68 %	1.58 %	1.79 %

41
Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands)		For the Years Ended December 31, 2020		2019		2018		2017		2016
Income before income taxes - GAAP	$	32,014		72,471		50,805		26,471		50,431
Adjustments to noninterest income:										
Gain on sales of investment securities, net		1,721		674		464		222		14,702
Other		(17)		(29)		89		(67)		(608)
Other income										
Total adjustments to noninterest income		1,704		645		553		155		14,094
Adjustments to noninterest expense:										
Loss on mortgage servicing rights held for sale		1,692		(490)		458		4,059		-
Loss on repurchase of subordinated debt		193		1,778		-		-		511
Impairment related to facilities optimization		12,847		3,577		-		1,952		2,099
FHLB advances prepayment fees		4,872		-		-		-		-
Integration and acquisition expenses		2,309		5,493		24,015		17,738		2,343
Total adjustments to noninterest expense		21,913		10,358		24,473		23,749		4,953
Adjusted earnings pre tax		52,223		82,184		74,725		50,065		41,290
Adjusted earnings tax		12,040		19,358		17,962		15,170		14,064
Adjusted earnings - non-GAAP	$	40,183	$	62,826	$	56,763	$	34,895	$	27,226
Preferred stock dividends, net		-		46		141		83		-
Adjusted earnings available to common shareholders - non-GAAP	$	40,183	$	62,780	$	56,622	$	34,812	$	27,226

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)		For the Years Ended December 31, 2020		2019		2018		2017		2016
Adjusted earnings pre tax - non- GAAP	$	52,223	$	82,184	$	74,725	$	50,065	$	41,290
Provision for credit losses		44,361	-	16,985	-	9,430	-	9,556	-	5,591
Impairment on commercial mortgage servicing rights		12,337		2,139		(449)		2,324		3,135
Adjusted pre-tax, pre-provision earnings - non-GAAP	$	108,921	$	101,308	$	83,706	$	61,945	$	50,016
Adjusted pre-tax, pre-provision return on average assets		1.67% %		1.74% %		1.53% %		1.57% %		1.63% %

42

Midland States Bancorp, Inc.

43 Efficiency Ratio Reconciliation (dollars in thousands) Noninterest expense - GAAP $ 47,048 $ 53,901 $ 41,395 $ 41,666 $ 46,325 Loss on mortgage servicing rights held for sale (617) (188) (391) (496) (95) Loss on repurchase of subordinated debt - - - (193) (1,778) Impairment related to facilities optimization 10 (12,651) (60) (146) - FHLB advances prepayment fees (4,872) - - - - Integration and acquisition expenses (231) (1,199) 6 (885) (3,332) Adjusted noninterest expense $ 41,338 $ 39,863 $ 40,950 $ 39,946 $ 41,120 Net interest income - GAAP $ 53,516 $ 49,980 $ 48,989 $ 46,651 $ 48,687 Effect of tax-exempt income 413 430 438 485 474 Adjusted net interest income 53,929 50,410 49,427 47,136 49,161 Noninterest income - GAAP 14,336 18,919 19,396 8,598 19,014 Impairment on commercial mortgage servicing rights 2,344 1,418 107 8,468 1,613 Gain on sales of investment securities, net - (1,721) - - (635) Other (3) 17 (11) 13 6 Adjusted noninterest income 16,677 18,633 19,492 17,079 19,998 Adjusted total revenue $ 70,606 $ 69,043 $ 68,919 $ 64,215 $ 69,159 Efficiency ratio 58.55% 57.74% 59.42% 62.21% 59.46 % MIDLAND STATES BANCORP, INC.RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) For the Quarter Ended 2020 2020 2020 2020 2019 December 31,  September 30,  June 30, March 31, December 31,

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconcilation

(dollars in thousands)	For the Years Ended December 31, 2020	2019	2018	2017	2016
Noninterest expense	$ 184,010	$ 175,641	$ 191,643	$ 152,997	$ 121,289
Adjustments to noninterest expense:					
Net expense from FDIC loss share termination agreement	-	-	-	-	(351)
Impairment related to facilities optimization	(12,847)	(3,577)	-	(1,952)	(2,099)
(Loss) gain on mortgage servicing rights held for sale	(1,692)	490	(458)	(4,059)	-
FHLB advances prepayments fees	(4,872)	-	-	-	-
Loss on repurchase of subordinated debt	(193)	(1,778)	-	-	(511)
Integration and acquisition expenses	(2,309)	(5,493)	(24,015)	(17,738)	(2,343)
Adjusted noninterest expense	$ 162,097	$ 165,283	$ 167,170	$ 129,248	$ 115,985
Net interest income	$ 199,136	$ 189,815	$ 180,087	$ 129,662	$ 105,254
Effect of tax-exempt income	1,766	2,045	2,095	2,691	2,579
Adjusted net interest income	200,902	191,860	182,182	132,353	107,833
Noninterest income	61,249	75,282	71,791	59,362	72,057
Adjustments to noninterest income:					
Impairment (recapture) on commercial servicing rights	12,337	2,139	(450)	2,324	3,135
Gain on sales of investment securities, net	(1,721)	(674)	(464)	(222)	(14,702)
Other income	17	29	(89)	67	608
Adjusted noninterest income	71,882	76,776	70,788	61,531	61,098
Adjusted total revenue	$ 272,784	$ 268,636	$ 252,970	$ 193,884	$ 168,931
Efficiency Ratio	59.42 %	61.53 %	66.08 %	66.66 %	68.66 %

Midland
States Bancorp, Inc.

44

45 Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 621,391 $ 621,880 $ 633,589 $ 631,160 $ 661,911 Adjustments: Goodwill (161,904) (161,904) (172,796) (172,796) (171,758) Other intangibles, net (28,382) (29,938) (31,495) (33,124) (34,886) Tangible common equity $ 431,105 $ 430,038 $ 429,298 $ 425,240 $ 455,267 Total Assets to Tangible Assets: Total assets—GAAP $ 6,868,540 $ 6,700,045 $ 6,644,498 $ 6,208,230 $ 6,087,017 Adjustments: Goodwill (161,904) (161,904) (172,796) (172,796) (171,758) Other intangibles, net (28,382) (29,938) (31,495) (33,124) (34,886) Tangible assets $ 6,678,254 $ 6,508,203 $ 6,440,207 $ 6,002,310 $ 5,880,373 Common Shares Outstanding 22,325,471 22,602,844 22,937,296 23,381,496 24,420,345 Tangible Common Equity to Tangible Assets 6.46% 6.61% 6.67% 7.08% 7.74 % Tangible Book Value Per Share $ 19.31 $ 19.03 $ 18.72 $ 18.19 $ 18.64 Return on Average Tangible Common Equity (ROATCE) (dollars in thousands) Net income available to common shareholders $ 8,333 $ 86 $ 12,569 $ 1,549 $ 12,792 Average total shareholders' equity—GAAP $ 622,594 $ 632,879 $ 631,964 $ 652,701 $ 658,497 Adjustments: Goodwill (161,904) (168,771) (172,796) (171,890) (171,082) Other intangibles, net (29,123) (30,690) (32,275) (33,951) (35,745) Average tangible common equity $ 431,567 $ 433,418 $ 426,893 $ 446,860 $ 451,670 ROATCE 7.68% 0.08% 11.84% 1.39% 11.24 % For the Quarter Ended 2020 2020 2020 2020 2019 December 31,  September 30,  June 30, March 31, December 31,  2020 2020 2020 2020 2019 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) As of December 31,  September 30,  June 30, March 31, December 31,